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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-K

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                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934

         Date of Report (Date of earliest event reported): November 14, 2003

                               MARGO CARIBE, INC.
             (Exact name of registrant as specified in this charter)

         PUERTO RICO                                              0-15336
(State or other jurisdiction of                            (Commission File No.)
       incorporation)

                                   66-0550881
                        (IRS Employer Identification No.)

    ROAD 690, KILOMETER 5.8 VEGA ALTA, PUERTO RICO                      00692
      (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:   (787) 883-2570

          (Former Name or Former Address, if changed since last report)

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

            (c)   Exhibits

                       99 Press Release dated November 13, 2003

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION


     On November 14, 2003, Margo Caribe, Inc. issued a press release announcing the unaudited earnings results for the third quarter and first nine months of 2003, a copy of which is attached as Exhibit 99 to this Current Report on Form 8-K. The information furnished under Item 12 of this Current Report on Form 8-K, including Exhibit 99, shall be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MARGO CARIBE, INC.

                                         By: /s/ Juan B. Medina
                                            ------------------------------------
                                                 Juan B. Medina
                                                 Chief Financial Officer

Date: November 17, 2003


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                                 PRESS RELEASE



               Margo Caribe, Inc. Announces Third Quarter Results


Vega Alta,  Puerto Rico,  November 13, 2003-Margo  Caribe,  Inc. (Nasdaq Symbol:
MRGO) and its subsidiaries (the "Company") announced their unaudited sales and earnings for the third quarter and nine months ended September 30, 2003.

The Company's consolidated sales for the third quarter were $1,873,000 compared to sales of $2,311,000 for the same period in 2002, a decrease of 19%. The Company's consolidated sales for the first nine months of 2003 were $6,524,000 compared to $7,120,000 for the same period last year, a decrease of 8%.

The Company recorded a net loss of $303,000 or ($0.14) per common share (diluted) for the third quarter of 2003, compared to a profit of $101,000 or $0.05 common share (diluted) for the same period in 2002. For the nine months ended September 30, 2003, the Company recorded a loss of $380,000 or ($0.18) per common share (diluted), compared to a profit of $425,000 or $0.20 per common share (diluted) for the same period in 2002.

Michael Spector, the Company's Chairman of the Board, President and Chief Executive Officer stated that while he naturally disappointed with the results for the quarter, it is important to note that the poor results were largely caused by one segment of our business, the landscaping division. The poor results for the landscaping division were principally caused by a decrease in contracts for large projects resulting from a slowdown of new residential and commercial real state projects in Puerto Rico and taking charge against a receivable from a large hotel project whose completion has been delayed. Mr. Spector stated that he was optimistic that the results of the landscaping division would improve in connection with the publicly announced increase in governmental infrastructure projects and through internal costs reductions.

Although sales of live goods declined slightly for the quarter and nine month period due principally to a reduction in landscaping services, sales to our retail clients have remained strong and we have experienced double digit sales increases compared to the prior year with the Company's major chain store customer. Margo Garden Products, Inc., the Company's hard lines distribution subsidiary continues to show improvement in revenues with double digit increases, and the Company is excited about plans to introduce several new Rain Forest products during the fourth quarter. We are also confident that the representation of new consumer and commercial acquired from Global Associates will make an important contribution to our bottom line as we move forward. Salinas Holdings, ("Salinas") the newly formed sod and tree farm located in Salinas, Puerto Rico continues to perform ahead of plan. The Salinas Holdings, Inc. is managed by the Company under the trade name Margo Turf and Tree Farm, Inc. Salinas has produced income of $73,000 for the third quarter and income of $145,000 for the first nine months. The sales and profits of Salinas are expected to continue to increase as more sod and trees become ready to sell.


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SG & A expenses  rose for the  quarter  versus  the prior year due to  increased reserves taken by the landscape subsidiary, as well as increased costs incurred with the closing of our Barranquitas facility. Management expects SG & A expenses to decline as we continue to improve our efficiencies and productivity.

The Company's balance sheet remains strong. Management is continuing to pursue ways to improve productivity. During the third quarter, we began construction of a new shipping and receiving area in our Vega Alta facility that should help to reduce our costs. In addition, the Company recently completed construction of a new 112,000 square foot shade house which will be used to grow additional products for our chain store customers, as they continue to open new stores. In December, The Home Depot plans to open its first store in the U.S. Virgin Islands and our Company has been selected to be a major vendor for their lawn and garden department. Walmart International, another one of our customers recently opened their third supercenter in Ponce, Puerto Rico, and plans to open their fourth supercenter next month in Caguas. Inventories rose during the third quarter as the Company began accumulating certain items in advance of announced price increases and a major price increase in the cost of sea freight beginning December 1, 2003. The Company has notified its customers regarding these pending price increases and plans to pass these costs on to our customers during the fourth quarter and January, 2004.

On August 29, 2003, the Company dismissed Mr. Fernando Rodriguez, as President and Chief Operating Officer. The Company does not anticipate replacing Mr. Rodriguez in the immediate future. Instead, Michael J. Spector, Chairman and Chief Executive Officer of the Company has retained the title of President and assumed the duties. On November 13, 2003, the Board of Directors appointed Mr. Juan B. Medina, as the new Chief Financial Officer and Senior Vice President of Finance. Mr. Medina joined the Company on September 2, 2003. Mr. Medina has more than 17 years of professional experience and previously worked as Executive Vice President, Chief Financial Officer, and a member of the Board of Directors with PRAICO Life, a Puerto Rico based life insurance company. Also, on October 16, 2003, Ms. Leida Rivera joined the Company as Controller. Ms. Rivera has more than 10 years of professional experience and was previously employed as audit manager with Ernst & Young, LLP. Ms. Rivera will report to Mr. Medina. Also, we are pleased to announce that Agronomist David Burgos, formerly the manager of Margo Flora, Inc. in Barranquitas, has been appointed General Manager of Margo Landscaping and Design, Inc. We believe that these management changes will strengthen our Company as we move forward and help return the Company to profitability ".

Margo Caribe, Inc. is currently engaged in the business of growing and distributing a wide range of both indoor and outdoor tropical foliage and flowering plants in Vega Alta and Salinas Puerto Rico. The Company is engaged in the sale of lawn and garden products, the provision of landscaping services and maintenance throughout Puerto Rico and the Caribbean and the manufacturing of potting soils and other lawn and garden goods under the Rain Forest trade name, as well as in the process of permitting a


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residential  development project. In addition,  the Company represents in Puerto
Rico and several Latin American countries, numerous consumer product companies, including lines that are distributed by one of the Company's subsidiaries.

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" concerning the Company's economic future performance. The words "expect", "anticipate", "plans" "hope" and similar expressions are meant to identify "forward looking statements" within the meaning of the Private Securities Litigation reform act of 1995.

The Company wishes to caution readers not to place undue reliance on any such "forward-looking statements", which speak only as the date made to advise readers that various factors, including regional and national economic conditions, natural disasters, competitive and regulatory factors and legislative changes, could affect the Company's financial performance and could cause the Company's actual results for the future periods to differ materially from those anticipated or projected.

The Company does not undertake and specifically disclaims any obligation to update any "forward-looking statements" to reflect occurrences or unanticipated events or circumstances after the date of such statements.



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                       Margo Caribe, Inc. and Subsidiaries
                    Summary of Consolidated Financial Results
                (figures expressed in US$ except per share date)



                            Three Months Ended          Nine Months Ended
                               September 30               September 30
                               (Unaudited)                (Unaudited)

                            2003          2002         2003          2002

Net Sales                 1,873,000     2,311,000    6,524,000     7,120,000

Net Earnings (Loss)        (303,000)      101,000     (380,000)      425,000

Basic income (Loss)            (.14)          .05         (.18)          .21
Per common share

Diluted income (Loss)          (.14)          .05         (.18)          .20
Per common share

Weighted average          2,131,894     2,073,329    2,098,833     2,072,539
Number of
Outstanding
Common shares